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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Trio-Tech International on Form S-3 of our report dated September 17, 1999, appearing in the Annual Report on Form 10-K of Trio-Tech International for the year ended June 25, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
May 30, 2000